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                                                                    Exhibit 3.1


               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                  U B INFORMATION & CONSULTANCY SERVICES INC.
                  -------------------------------------------

         U B Information & Consultancy Services Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, as amended (the "GCL"), DOES HEREBY
CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by unanimous consent in writing, adopted a resolution proposing and declaring advisable the amendment and restatement of the Corporation's Certificate of Incorporation as set forth below and directing that said amendment and restatement be submitted to the stockholders of the Corporation for approval.

         SECOND: That in lieu of a meeting of stockholders, the holders of the requisite number of the outstanding shares of stock of the Corporation have consented in writing to said amendment and restatement in accordance with the provisions of Section 228 of the GCL.

         THIRD: That the Corporation filed its original Certificate of Incorporation with the Delaware Secretary of State on July 19, 1993.

         FOURTH: That the following amendment and restatement was duly adopted in accordance with the applicable provisions of sections 228, 242 and 245 of the
GCL:

I.  NAME.  The name of the Corporation is UBICS, Inc.

II. REGISTERED OFFICE AND AGENT. The address of the registered office of the Corporation in the State of Delaware is 2316 Baynard Boulevard, City of Wilmington, County of New Castle, Delaware 19802, and the name of its registered agent at such address is Delaware Registry, Ltd.

III. PURPOSE. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL.

IV.  STOCK.

         A. Classes of Stock. The total number of shares of stock which the Corporation shall have the authority to issue is 22,000,000; of such shares, the number of common shares which the Corporation shall have the authority to issue is 20,000,000, par value $.01 per share ("Common Stock"), and the number of preferred shares which the Corporation shall have the authority to issue is 2,000,000, par value $.01 per share ("Preferred Stock").

         B. Common Stock. Subject to the provisions of any series of Preferred Stock which may at the time be outstanding, the holders of shares of Common
Stock shall be entitled to receive,
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when and as declared by the Board of Directors of the Corporation (the "Board of
Directors") out of any funds legally available for the purpose, such dividends as may be declared from time to time by the Board of Directors. In the event of the liquidation of the Corporation, or upon distribution of its assets, after the payment in full or the setting apart for payment of such preferential amounts, if any, to which the holders of shares of Preferred Stock at the time outstanding shall be entitled, the remaining assets of the Corporation available for payment and distribution to stockholders shall, subject to any participating or similar rights of shares of Preferred Stock at the time outstanding, be distributed ratably among the holders of shares of Common Stock at the time outstanding. All shares of Common Stock shall have equal voting rights, and shall have no preference, conversion, exchange, preemptive (except as otherwise provided in any agreement between holders of shares of Common Stock and the Corporation) or redemption rights.

         C. Preferred Stock. The Board of Directors is hereby expressly authorized at any time, and from time to time, to provide for the issuance of 2,000,000 shares of Preferred Stock in one or more series, with such voting powers and with such designations, preferences and relative, participating, optional or other rights, and subject to such qualifications, limitations or restrictions, as shall be stated in the resolution(s) providing for the issue thereof adopted by the Board of Directors and the certificate of designations filed under the GCL setting forth such resolution(s).

V. COMPROMISE OR ARRANGEMENT. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of the GCL, or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of the GCL, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

VI. LIABILITY OF DIRECTORS. The personal liability of the directors of the Corporation to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director is hereby eliminated to the fullest extent permitted by the GCL (as the same exists or may hereafter be amended so long as any such amendment authorizes action further eliminating or

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limiting the personal liabilities of directors). Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

VII. INDEMNIFICATION. The Corporation shall, to the fullest extent permitted by the GCL (as the same exists or may hereafter be amended), indemnify any and all persons whom it shall have power to indemnify under the GCL from and against any and all expenses, liabilities or other matters with respect to which such indemnification is permitted under the GCL, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

VIII.  ELECTION OF DIRECTORS.

         A. Cumulative Voting Prohibited. The stockholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

         B. Classified Board of Directors. The directors shall be divided into three classes, with each class to be as nearly equal in number as reasonably possible, and with the initial term of office of the first class of directors to expire at the 1998 annual meeting of stockholders, the initial term of office of the second class of directors to expire at the 1999 annual meeting of stockholders and the initial term of office of the third class of directors to expire at the 2000 annual meeting of stockholders. Commencing with the 1998 annual meeting of stockholders, directors elected to succeed those directors whose terms have thereupon expired shall be elected to a term of office to expire at the third succeeding annual meeting of stockholders after their election and upon the election and qualification of their successors unless he shall resign, die, become disqualified or be remove. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain or attain the number of directors in each class as nearly equal as reasonably possible, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

         C. No Written Ballots. Unless otherwise provided in the Bylaws of the Corporation, election of directors need not be by written ballot.

IX. AMENDMENT OF BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind from time to time any or all of the by-laws of the Corporation, including by-law

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amendments increasing or reducing the authorized number of directors. In addition, the stockholders of the Corporation may adopt, amend, alter, change or repeal any by-laws of the Corporation by the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class (notwithstanding the fact that a lesser percentage may be specified by the GCL).

X. AMENDMENT. The Corporation hereby reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Except as may be provided in a resolution or resolutions providing for any class or series of Preferred Stock, any such amendment, alteration, change or repeal shall require the affirmative vote of both (a) a majority of the members of the Board of Directors then in office and (b) a majority of the voting power of all of the shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; except that any proposal to amend, alter, change or repeal the provisions of Article VI,
Article VII, Article VIII(B), Article IX and Article X shall require the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

XI. SEVERABLE PROVISIONS. In the event that any of the provisions of this Certificate of Incorporation (including any provision within a single Section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

XII. TRANSACTIONS WITH INTERESTED STOCKHOLDERS. The provisions of Section 203 of the GCL shall not apply to the Corporation.

         FIFTH: The undersigned hereby certifies that this Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228, 242 and 245 of the GCL.

         WITNESS the due execution hereof this 8th day of September, 1997.


                                                   U B INFORMATION & CONSULTANCY
                                                   SERVICES INC.

                                                   By: /s/ MANOHAR B. HIRA
                                                      -------------------------
                                                      President


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